Exhibit "A"

COMPANY ACT

MEMORANDUM
(ALTERED BY ORDINARY RESOLUTION OF AUGUST 26, 2003)

of

LEADING BRANDS, INC.

1. The name of the Company is LEADING BRANDS, INC.

2. The authorized capital of the Company consists of 520,000,000 shares divided into 500,000,000 common shares without par value and 20,000,000 preferred shares without par value of which 1,000,000 are designated as Series "A" Preferred Shares, 100 are designated as Series "B" Preferred Shares, 1,000,000 are designated as Series "C" Preferred Shares, 4,000,000 are designated as Series "D" Preferred Shares, and 4,000,000 are designated as Series "E" Preferred Shares.

3. The Special rights and restrictions attached to the preferred shares are as follows:

   (a) preferred shares as a class will have preference as to dividends or capital or both capital and dividends;

   (b) preferred shares may at any time and from time to time be issued in one or more series, each series consisting of such number of shares as may, before the issuance thereof, be determined by resolution of the Board of Directors; and

   (c) the Board of Directors may, by resolution passed from time to time before issuance, alter the articles to fix the preferred rights as to dividends, designation, convertibility, rights, restrictions, conditions and limitations attached to the shares of each series.

EXHIBIT "A"
Province of British Columbia

I CERTIFY THIS IS A COPY OF A DOCUMENT FILED ON

OCT 0 3 2003

JOHN S. POWELL
REGISTRAR OF COMPANIES
PROVINCE OF BRITISH COLUMBIA

FORM 19
(Section 348)

Certificate of Incorporation No.: 3040

COMPANY ACT

ORDINARY ~~SPECIAL~~ RESOLUTION

The following ordinary resolution was passed by the undermentioned company on the date stated:

Name of Company: Leading Brands, Inc.

Date resolution passed: August 26, 2003

Resolution:

"BE IT RESOLVED AS A ORDINARY RESOLUTION that:

1. The authorized capital of the Company be altered by increasing the number of common shares without par value from 100,000,000 to 500,000,000;

2. Paragraph 2 of the memorandum of the Company is altered to read:

"2. The authorized capital of the Company consists of 520,000,000 shares divided into:

(a) 500,000,000 common shares without par value;

(b) 20,000,000 preferred shares without par value of which:

(i) 1,000,000 are designated as Series "A" Preferred Shares;

(ii) 100 are designated as Series "B" Preferred Shares;

(iii) 1,000,000 are designated as Series "C" Preferred Shares;

(iv) 4,000,000 are designated as Series "D" Preferred Shares; and

(v) 4,000,000 are designated as Series "E" Preferred Shares.".

3. The memorandum as altered by the ~~proposed~~ ordinary resolution, is attached hereto as Exhibit A.".

CERTIFIED A TRUE COPY this 3rd day of September, 2003.

Ralph D. McRae, Director